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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 033-75698, No. 333-06486, No. 333-29939, No. 333-57374, No. 333-73394, No. 333-104287, No. 333-107006, No. 333-142354, No. 333-150647, No. 333-157787, No. 333-164921, No. 333-168106 and No. 333-175926) and Forms S-3 (No. 333-105985, No. 333-121519, No. 333-135793, No. 333-150649 and No. 333-161948) of VIVUS, Inc. of our reports dated February 26, 2013, relating to the consolidated financial statements and schedule of VIVUS, Inc. and the effectiveness of internal control over financial reporting of VIVUS, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ OUM & CO. LLP

San Francisco, California

February 26, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM